                                                                     Exhibit 4.4
                                                                     -----------

                                                                  Execution Copy



                              INSMED INCORPORATED


                                      and


                           FIRST UNION NATIONAL BANK
                                (Rights Agent)



                               Rights Agreement



                           Dated as of May 16, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----
Section 1.  Certain Definitions............................................................     1

Section 2.  Appointment of Rights Agent....................................................     6

Section 3.  Issue of Right Certificates....................................................     6

Section 4.  Form of Right Certificates.....................................................     8

Section 5.  Countersignature and Registration..............................................     9

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
             Mutilated, Destroyed, Lost or Stolen Right Certificates.......................     9

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights..................    10

Section 8.  Cancellation and Destruction of Right Certificates.............................    12

Section 9.  Reservation and Availability of Capital Stock..................................    12

Section 10. Preferred Stock Record Date....................................................    13

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.............    14

Section 12. Certification of Adjusted Purchase Price or Number of Shares...................    21

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or
            Earning Power..................................................................    21

Section 14. Fractional Rights, and Fractional Shares.......................................    24

Section 15. Rights of Action...............................................................    25

Section 16. Agreement of Right Holders.....................................................    26

Section 17. Right Certificate Holder Not Deemed a Shareholder..............................    26

Section 18. Concerning the Rights Agent....................................................    27

Section 19. Merger or Consolidation or Change of Name of Rights Agent......................    27

Section 20. Duties of Rights Agent.........................................................    28

Section 21. Change of Rights Agent.........................................................    30

Section 22. Issuance of New Right Certificates.............................................    31

Section 23. Redemption.....................................................................    31

Section 24. Exchange.......................................................................    32

Section 25. Notice of Certain Events.......................................................    33

Section 26. Notices........................................................................    34

Section 27. Supplements and Amendments.....................................................    35

Section 28. Successors.....................................................................    36

Section 29. Determinations and Actions Taken by the Board of Directors.....................    36

Section 30. Benefits of this Agreement.....................................................    36

Section 31. Severability...................................................................    36

Section 32. Governing Law..................................................................    37

Section 33. Counterparts...................................................................    37

Section 34. Descriptive Headings...........................................................    37


Exhibit A    Form of Articles of Amendment to Articles of Incorporation, as amended........   A-1

Exhibit B    Form of Right Certificate.....................................................   B-1

Exhibit C    Summary of Rights to Purchase Preferred Stock.................................   C-1

                               RIGHTS AGREEMENT
                               ----------------

          This Agreement, dated as of May 16, 2001 between Insmed Incorporated, a Virginia corporation (the "Company"), and First Union National Bank, a national banking association (the "Rights Agent"):

                              W I T N E S S E T H
                              - - - - - - - - - -

            WHEREAS, on May 16, 2001, the Board of Directors of the Company determined it desirable and in the best interests of the Company and its shareholders for the Company to adopt a shareholder rights plan;

            WHEREAS, on May 16, 2001 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of common stock, par value $.01 per share, of the Company (the "Common Stock") outstanding upon the Close of Business (as hereinafter defined) on June 1, 2001 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11((n)) hereof) for each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined) and in certain other circumstances provided herein, each Right initially representing the right to purchase one one-thousandth (1/1000/th/) of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Articles of Amendment to the Articles of Incorporation, as amended, attached hereto as Exhibit A, upon the terms and subject to the
                            ---------
conditions hereinafter set forth (the "Rights");

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.
            -------------------

            For purposes of this Agreement, the following terms have the meanings indicated:

            (a)  "1933 Act" shall have the meaning assigned to it in Section
9(b).

            (b) "Acquiring Person" shall mean any Person who or that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of a Substantial Block, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to, the terms of any such plan, (iv) any Person who becomes the Beneficial Owner of a Substantial Block solely as a result of a reduction in the number of shares of Voting Stock outstanding due to the repurchase of shares of Voting Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of a Substantial Block of the then outstanding shares of Voting Stock, acquires beneficial ownership of additional shares of Voting Stock representing one percent (1%) or more of the shares of Voting Stock then outstanding, or (v) any such Person who has reported or is required to report such ownership on Schedule 13G under the Securities and Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act") (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 15% inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days (unless extended by the Board of Directors of the Company), then such Person shall become an Acquiring Person immediately after such 10-Business-Day period (or if extended by the Board of Directors of the Company, immediately after such extension).

          (c)  "Adjustment Shares" shall have the meaning assigned to it in
Section 11()().

          (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

               (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act ;

               (ii) that such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of any conversion, exchange or purchase rights (other than the Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "Beneficially Own," (I) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (II) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or
     (III) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date (as hereinafter defined) or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(a)(i) hereof in connection with an adjustment made with respect to any Original Rights; or,
     (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) that are beneficially owned, directly or indirectly by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy given to such Person in response to a public proxy solicitation made pursuant to and in accordance with, the applicable General Rules and Regulations under the Exchange Act, and provided, further, that nothing in this paragraph ((e)) shall cause a Person
--------  -------
engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting pursuant to an underwriting agreement with the Company.

          (f) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the Commonwealth of Virginia are authorized or obligated by law or executive order to close.

          (g) "Close of Business" on any given date shall mean 5:00 P.M., Richmond, Virginia time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Richmond, Virginia time, on the next succeeding Business Day.

          (h) "Common Stock" shall have the meaning assigned to it in the second recital of this Agreement, and "common stock" (i) when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person that ultimately controls such first-mentioned Person and (ii) when used with reference to any Person other than the Company that shall not be organized in corporate form shall mean units of beneficial interest that (A) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and which (B) one is entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

          (i) "Common Stock Equivalents" shall have the meaning assigned to it in Section 11((a))((iii)).

          (j) "Company" shall have the meaning assigned to it in the first paragraph of this Agreement.

          (k)  "Current Market Price" shall have the meaning assigned to it in
Section 11((c))((i)).

          (l) "Current Value" shall have the meaning assigned to it in Section 11((a))((iii)).

          (m)  "Distribution Date" shall have the meaning assigned to it in
Section 3((a)).

          (n) "Equivalent Preferred Stock" shall have the meaning assigned to it in Section 11((c)).

          (o)  "Equivalent Stock" shall have the meaning assigned to it in
Section 7.

          (p) "Exchange Act" shall have the meaning assigned to it in Section 1((b)).

          (q) "Exchange Ratio" shall have the meaning assigned to it in Section 24.

          (r)  "Expiration Date" shall have the meaning assigned to it in
Section 7((a)).

          (s)  "Final Expiration Date" shall have the meaning assigned to it in
Section 7((a)).

          (t)  "Nasdaq" shall have the meaning assigned to it in Section 9.

          (u) "Person" shall mean any individual, corporation, partnership, limited liability company, or other entity and shall include any successor by merger or otherwise of such entity, and any particular Person shall include any "group" acting as described in Section 13(d)(3) of the Exchange Act.

          (v) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, without par value, of the Company (including any authorized fraction of a share of Preferred Stock) and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

          (w)  "Principal Party" shall have the meaning assigned to it in
Section 13.

          (x)  "Purchase Price" shall have the meaning assigned to it in Section
4.

          (y) "Record Date" shall have the meaning assigned to it in the second recital of this Agreement.

          (z)  "Redemption Price" shall have the meaning assigned to it in
Section 23.

          (aa) "Right Certificate" shall have the meaning assigned to it in
Section 3.

          (bb) "Rights" shall have the meaning assigned to it in the second recital to this Agreement.

          (cc) "Rights Agent" shall have the meaning assigned to it in the first paragraph of this Agreement.

          (dd) "Rights Dividend Declaration Date" shall have the meaning assigned to it in the second recital to this Agreement.

          (ee) "Section 11(a)(ii) Event" shall have the meaning assigned to it in Section 7((e)).

          (ff) "Section 11(a)(ii) Trigger Date" shall have the meaning assigned to it in Section 11((a))((iii)).

          (gg) "Section 13 Event" shall have the meaning assigned to it in
Section 7((e)).

          (hh) "Spread" shall have the meaning assigned to it in Section 11((a))((iii)).

          (ii) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (jj) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and any Affiliate of such Person.

          (kk) "Substantial Block" shall mean either (i) a number of shares of Voting Stock having in the aggregate 15% or more of the general voting power or
(ii) 15% or more of the Rights.

          (ll) "Substitution Period" shall have the meaning assigned to it in
Section 11((a))((iii)).

          (mm) "Summary of Rights" shall have the meaning assigned to it in
Section 3((b)).

          (nn) "Trading Day" shall have the meaning assigned to it in Section 11((c))((i)).

          (oo) "Triggering Event" shall mean a Section 11(a)(ii) Event or
Section 13 Event.

          (pp) "Voting Stock" shall mean shares of the Company's capital stock having general voting power. For the purposes hereof, "voting power," when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

Section 2.  Appointment of Rights Agent.
            ---------------------------

            The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent or Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents will be as the Company may determine.

Section 3.  Issue of Right Certificates.
            ---------------------------

            (a) The "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth Business Day (or such later date as may be determined by the Board of Directors of the Company) after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) (or any successor rule) under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company) for a number of shares of the outstanding Voting Stock having 15% or more of the general voting power (or, if the tenth Business Day after such date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day after a Stock Acquisition Date (or, if the tenth Business Day after such date occurs before the Record Date, the Close of Business on the Record Date). Up to and including the Distribution Date, (x) the Rights shall be evidenced by the certificates for Common Stock registered in the names of the holders of Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates shall be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent shall mail, by first-class, insured, postage prepaid mail, to each holder of Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Right Certificate (the "Right Certificate"), in substantially the form of Exhibit B hereto, evidencing one Right for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11((n)) hereof, at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14((a)) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

          (b) The Company shall make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such certificates for the Common Stock and the holders of the Common Stock shall also be the holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) Unless the Board of Directors of the Company by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company's stock option, stock purchase or other benefit plans) of any shares of Common Stock specifies to the contrary, Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the date, if any, on which the Rights are redeemed. Certificates representing shares of Common Stock outstanding prior to the Record Date that are issued upon transfer or exchange of such Common Stock, shall also be deemed to be certificates for Rights, and these Certificates, as well as Certificates representing shares of Common Stock to be issued after the Record Date, shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Insmed Incorporated and the Rights Agent thereunder (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Insmed Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Insmed Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or one of certain transferees thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void, as provided in
          Section 7((e)) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, until the Distribution Date or the Expiration Date, the Rights associated with Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock certificate.

            (d) Until the Distribution Date, the surrender for transfer of any of the certificates for Common Stock outstanding on or after the Close of Business on June 1, 2001, shall also constitute the transfer of the Rights associated with Common Stock represented by such certificates. After the Distribution Date, the Rights shall be evidenced solely by the Right Certificates.

Section 4.  Form of Right Certificates.
            --------------------------

            (a) The Right Certificates (and the forms of assignment and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11, Section 13 and Section 22, the Right Certificates, whenever issued, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock as shall be set forth therein at the price per one one-thousandth (1/1000/th/) of a share set forth therein as prescribed by Section 7((b)) (the "Purchase Price"), but the number and type of such shares and the Purchase Price shall be subject to adjustment as provided herein.

            (b)  Any Right Certificate issued pursuant to Section 3((a)),
Section 11((h)), or Section 22 that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7((e)), and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

            The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or one of certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may have become null and void as provided in Section 7((e)) of such Agreement.

Section 5.  Countersignature and Registration.
            ---------------------------------

            (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors of the Company, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate and the number of each Right Certificate.

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
            -------------------------------------------------------------------
            Mutilated, Destroyed, Lost or Stolen Right Certificates.
            --------------------------------------------------------

            (a)  Subject to the provisions of Section 4((b)), Section 7((e)) and
Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date or the day prior to the day, if any, on which the Rights are to be redeemed pursuant to Section 23, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the holder to purchase such number of shares of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing, signed by the holder with such signature guaranteed in such manner as is reasonably satisfactory to the Rights Agent, delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal stock transfer office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Thereupon the Rights Agent shall, subject to Section 4((b)), Section 7((e)) and
Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

            (b) Subject to Section 7((e)), upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
            -------------------------------------------------------------

            (a) Subject to Section 7(e), at any time after the Distribution Date, the holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9, Section 11((a))(ii),
Section 11((a))((iii)), Section 13, Section 23 and Section 24) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal stock transfer office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth (1/1000/th/) of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on May 16, 2011 or such later date as may be established by the Board of Directors of the Company prior to the expiration of the Rights (such date being hereinafter referred to as the "Final Expiration Date") or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 or Section 24 (the earlier of (i) and (ii) being herein referred to as the "Expiration Date"). If at any time after the Rights become exercisable hereunder but prior to the Expiration Date the Company is prohibited by its Articles of Incorporation, as amended, from issuing Preferred Stock upon the exercise of all of the outstanding Rights, the Company may issue upon the exercise of the Rights shares of stock or other securities of the Company of equivalent value to the Preferred Stock ("Equivalent Stock"), as determined by the Board of Directors of the Company.

            (b) The Purchase Price for each one one-thousandth (1/1000/th/) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $35, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and to increase pursuant to Section 27, and shall be payable in accordance with paragraph ((c)) below.

            (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or money order payable to the order of the Company, the Rights

Agent shall, subject to this Section 7 and Section 20(l), thereupon promptly (i)
(A) requisition from any transfer agent of Preferred Stock (or any Equivalent Stock then issuable) a certificate for the number of shares of Preferred Stock (or any Equivalent Stock then issuable) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or
(B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 and (iii) promptly after receipt of such certificate, cause the same to be delivered to or upon the order of the holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d) In case the holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing a number of Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to, or upon the order of, the holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14.

          (e) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any of the events described in Section 11(a)(ii) (a "Section 11(a)(ii) Event") or in clauses (a), (b), (c) or (d) of the first sentence of Section 13 (a "Section 13 Event"), any Rights that are at the time of the occurrence of such Section 11(a)(ii) Event or Section 13 Event, as the case may be, Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person or (ii) a transferee of an Acquiring Person or of any Associate or Affiliate of such Acquiring Person (A) who becomes a transferee after the Acquiring Person becomes such, or (B) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7((e)) and Section 4((b)) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and
(ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Right Certificates.
            ---------------------------------------------------

            All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Capital Stock.
            ----------------------------------------------

            The Company covenants and agrees that it will (a) cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights, (b) take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable, (c) pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) upon the exercise of Rights and (d) take all such action, from and after the date the Rights become exercisable hereunder, as may be necessary to permit the exercise of the Rights for Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities), including any required registration under the Securities Act of 1933, as amended (the "1933 Act"), and, in connection therewith and if deemed desirable by the Company, use its reasonable best efforts to list (or continue the listing of) the Preferred Stock on a national securities exchange or the Nasdaq Stock Market, Inc. ("Nasdaq"), and to cause all shares of Preferred Stock reserved for issuance upon exercise of Rights to be listed on such exchange or Nasdaq upon official notice of issuance upon such exercise. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) calendar days, the exercisability of the Rights in order to comply with all applicable Federal and state securities laws. Upon any such suspension, the Company shall issue a public announcement (and shall provide written notice to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective. Notwithstanding the provisions of clause (c) of the first sentence of this Section 9, the Company shall not be required to pay any transfer tax that may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) in a name other than that of the holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

Section 10.  Preferred Stock Record Date.
             ----------------------------

             Each Person in whose name any certificate for shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.
            ------------------------------------------------------------------

            (a) The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock,
     (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11((a)) and
     Section 7((e)), then and in each such event, the number of shares of Preferred Stock issuable upon the exercise of a Right and the Purchase Price payable after such event shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Purchase Price after such event shall be the Purchase Price in effect immediately prior to such event multiplied by such fraction. If an event occurs that would require an adjustment under both this Section 11((a))((i)) and Section 11((a))((ii)), the adjustment provided for in this Section 11((a))((i)) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)((ii)).

               (ii) In the event that any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7((e)), shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock, such number of shares of Common Stock as shall, equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11((c)) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

               (iii) In the event that the number of shares of Common Stock that are authorized by the Company's Articles of Incorporation, as amended, but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph ((ii)) of this Section 11((a)), and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed as presently constituted to which the Company is a party and subject to any limitations contained in Section 13.1-653 of the Virginia Stock Corporation Act, the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7((e)) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board of Directors of the Company has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 calendar days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of the Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Company determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 calendar day period set forth above may be extended to the extent necessary, but not more than 90 calendar days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such 30 calendar day period, as it may be extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11((a))((ii)), the Company (1) shall provide, subject to Section 7((e)) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11((a))()(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock (as defined in Section 11((c)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

          (c) In the event the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation, merger or share exchange in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend of the Company in compliance with Section 13.1-653 of the Virginia Stock Corporation Act), or other assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11((c)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price per share of Preferred Stock (as defined in Section 11((c))((i)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and of which the denominator shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11((a))((iii)), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11((a))((iii)) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of such stock is determined during a period following the announcement by the issuer of such stock of (A) a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported on the Nasdaq, or such other system then in use, or if on any such date the shares of such stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange or Nasdaq, as the case may be, on which the shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange or Nasdaq, a Business Day. If such stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause ((i)) of this
     Section 11((c)) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner provided above, the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth (1/1000/th/) of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1000.

          (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 11((d)) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11((d)), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (e) In the event that at any time, as a result of an adjustment made pursuant to Section 11((a))((ii)) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capita1 stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11((a)), (b), ((c)), ((d)), ((f)), ((g)), ((h)), ((i)) and ((k)), and
the provisions of Sections 7, 9, 10, 13 and 14 with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

          (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (g) Unless the Company shall have exercised its election as provided in Section 11((h)), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11((b)) and ((c)), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock (calculated to the nearest one-ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths (1/1000/ths/) of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for an adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock to which a Right related immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11((h)) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth (1/1000/th/) share and the number of shares that were expressed in the initial Right Certificates issued hereunder.

          (j) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (k) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (l) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11((m)) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11((m)) hereof), (iii) effect a statutory share exchange with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11((m)) hereof) or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11((m)) hereof), if (x) at the time of or immediately after such consolidation, merger, statutory share exchange or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, statutory share exchange or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

             (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12.  Certification of Adjusted Purchase Price or Number of Shares.
             -------------------------------------------------------------

             Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or
             -----------------------------------------------------------------
             Earning Power.
             -------------

             In the event that on or at any time after a Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof) shall consolidate with, merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof) after which the Company is a Subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the

Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11((m))), then, and in each such case:

                    (A) proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7((e))) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of common stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths (1/1000/ths/) of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths (1/1000/ths/) of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence) and dividing that product (which , following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11((c))((i)) hereof) per share of the Common Stock of such Principal Party, on the date of consummation of such Section 13 Event;
          (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11((a))((ii)) hereof shall be of no effect following the first occurrence of any Section 13 Event.

                    (B)  "Principal Party" shall mean:

                         (1)   in the case of any transaction described in (a),
               (b) or (c) of the first sentence of this Section 13, (i) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation or exchanged in such statutory share exchange, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value or (ii) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation or statutory share exchange and that survives said merger or consolidation or that is the acquiring corporation in a statutory share exchange or, if there is more than one such Person, the Person the common stock of which has the greatest market value or
               (y) if the Person that is the other party to the merger or consolidation or statutory share exchange does not survive the merger or consolidation or statutory share exchange, the Person that does survive the merger or consolidation or statutory share exchange (including the Company if it survives);

                         (2) in the case of any transaction described in clause (d) of the first sentence of this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest market value of shares outstanding;

provided, however, that in any such case, (w) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to such other corporation, (x) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to the corporation that ultimately controls such Person, (y) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the common stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of the common stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (w) - (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          The Company shall not consummate any such consolidation, merger, sale, statutory share exchange or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the results described in subsections ((A)) and ((B)) above and further providing that, as soon as practicable after the date of any consolidation, merger, statutory share exchange or sale of assets mentioned in this Section 13, the Principal Party shall:

                              (i) prepare and file a registration statement under the 1933 Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and

                    (B) remain effective (with a prospectus at all times meeting the requirements of the 1933 Act) until the Expiration Date; and

                              (ii)   take all such other action as may be
                    necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

                              (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

provided, however, that in no case may the Company consummate any such consolidation, merger, statutory share exchange, sale or transfer if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or statutory share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.  Fractional Rights, and Fractional Shares.
             -----------------------------------------

            (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11((n)) hereof, or to distribute Right Certificates that evidence fractional Rights. If the Company shall determine not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14((a)), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Rights are not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

             (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of the Rights or to distribute certificates that evidence fractional shares (other than fractions that are integra1 multiples of the fraction of a share for which a Right is exercisable). In lieu of fractional shares that are not integral multiples of the fraction for which a Right is then exercisable, the Company may pay to the holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For purposes of this Section 14, the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11((c))) for the Trading Day immediately prior to the date of such exercise.

             (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14((c)), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11((c)) hereof) for the Trading Day immediately prior to the date of such exercise.

             (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.  Rights of Action.
             ----------------

             All rights of action in respect of this Agreement are vested in the respective holders of the Right Certificates (and prior to the Distribution Date, the holders of the Common Stock); and any holder of any Right Certificate (or, prior to the Distribution Date, any holder of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

Section 16.  Agreement of Right Holders.
             --------------------------

             (a) Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                   (i) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                   (ii) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent and then if surrendered at the principal stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

                   (iii) subject to Sections 6((a?)) and 7((f)), the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7((e)), shall be required to be affected by any notice to the contrary.

             (b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Right Certificate Holder Not Deemed a Shareholder.
             -------------------------------------------------

             No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote at the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.
             ---------------------------

             (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

             (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

             (c) The indemnity provided in this Section 18 shall survive the expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
             ----------------------------------------------------------

             (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such
                                                             --------
corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates, either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

             (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates, either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.
             -----------------------

             (a) The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof, shall be bound:

             (b) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

             (c) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors of the Company, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             (d) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

             (e) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates, or be required to verify the same (except its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

             (f) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 13 or 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

             (g) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

             (h) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors of the Company, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, such proposal is submitted in good faith and is not inconsistent with any instructions previously received from any officer of the Company.

             (i) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

             (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided the Rights Agent was not grossly negligent in the selection and continued employment thereof.

             (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

             (l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

             (m) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

             (n) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

Section 21.  Change of Rights Agent.
             -----------------------

             The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of Common Stock and Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock and Preferred Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then any holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of a state of the United States in good standing, that is authorized under such laws to exercise corporate trust or stock transfer or shareholders services powers and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Stock and Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Right Certificates.
             -----------------------------------

             Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and in the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption.
             -----------

             The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date), and (ii) the Final Expiration Date, and as provided herein, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any combination or subdivision of the outstanding Common Stock, any dividend payable in Common Stock in respect of the outstanding Common Stock or any other similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the

"Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, evidence of which shall have been filed with the Rights Agent, without any further action and without any further notice, the only right of the holders of Rights shall be to receive the Redemption Price and such holders shall have no right to exercise the Rights. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent, or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until the expiration of the Company's right of redemption hereunder. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11((c))(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

Section 24.  Exchange.
             ---------

             (a) The Board of Directors of the Company may, at its option, at any time (including any time after any Person becomes an Acquiring Person), exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7((e)) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

             (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection ((a)) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7() hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in paragraph ((b)) of Section 11 hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth (1/1000/th/) of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

          (d) In the event that there shall not be sufficient shares of Common Stock authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection ((e)), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11((c))((i)) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.  Notice of Certain Events.
             -------------------------

          (a) In case the Company, at any time after the Distribution Date, shall propose to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend not in excess of 150% of the rate of the last cash dividend theretofore paid and made in compliance with
Section 13.1-653 of the Virginia Stock Corporation Act), or to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11((m)) hereof), or to effect a statutory share exchange with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11((m)) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a Subsidiary of the Company in one or more transactions that complies with Section 11((m)) hereof), or to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier.

            (b) In case any Section 11((a))((ii)) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11((a))((ii)) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26. Notices.
            --------

            Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or via facsimile transmission, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Insmed Incorporated
               800 East Leigh Street
               Richmond, Virginia 23219
               Phone: (804) 828-6893
               Fax: (804) 827-0520
               Attention: Chief Financial Officer

            Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or via facsimile transmission, addressed (until another address is filed in writing with the Company) as follows:

               First Union National Bank
               1525 West W. T. Harris Boulevard
               Building 3C3
               Charlotte, North Carolina 28288-1153
               Attention: Equity Services Group
               Phone: (800) 829-8432
               Fax: (704) 590-7599

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

Section 27.  Supplements and Amendments.
             ---------------------------

             Prior to the Distribution Date and subject to the last sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the sentence immediately prior to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits, to the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding the foregoing, no supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable; provided, however, that at any time prior to the Distribution Date, the Board of Directors of the Company may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything herein to the contrary, this Agreement may not be amended at a time when the Rights are not redeemable, and no supplement or amendment that changes the rights or duties of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent.

Section 28.  Successors.
             -----------

             All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions Taken by the Board of Directors.
             -----------------------------------------------------------

             For all purposes of this Agreement, any calculation of the number of shares of Common Stock or of any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company, or any of the directors on the Board of Directors of the Company to any liability to the holders of the Rights.

Section 30.  Benefits of this Agreement.
             ---------------------------

             Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Right Certificates (and, prior to the Distribution Date, holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Right Certificates (and, prior to the Distribution Date, holders of the Common Stock).

Section 31.  Severability.
             -------------

             If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors of the Company. Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors of the Company in accordance with applicable law and the Company's Articles of Incorporation, as amended, and Bylaws.

Section 32.  Governing Law.
             --------------

             This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts made and to be performed entirely within such Commonwealth.

Section 33.  Counterparts.
             -------------

             This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.  Descriptive Headings.
             ---------------------

             Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                              INSMED INCORPORATED


                              By:   /s/Geoffrey Allan, Ph.D.
                                    ------------------------------------------
                                    Geoffrey Allan, Ph.D.
                                    Chairman of the Board of Directors,
                                    President and Chief Executive Officer


                              FIRST UNION NATIONAL BANK


                              By:   /s/ James M. Clark
                                    ------------------------------------------
                                    Name: James M. Clark
                                    Title: Vice President-Equity Services Group

                                                                       Exhibit A
                                                                       ---------

                                    FORM OF
              AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED
                   TO CREATE A NEW SERIES OF PREFERRED STOCK
                                 DESIGNATED AS
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                      of
                              INSMED INCORPORATED

      Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act
      ------------------------------------------------------------------

                                      I.

The name of the corporation is Insmed Incorporated (the "Company").

                                      II.

Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act and the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, as amended, the Articles of Incorporation are hereby amended to create a new series of shares of Preferred Stock, designated as "Series A Junior Participating Preferred Stock" by adding the following additional paragraph after the last paragraph of that Article III:

9.   Series A Junior Participating Preferred Stock

     (a)  Designation and Amount. The shares of such series shall be designated
          ----------------------
as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be five hundred thousand (500,000).

     (b)  Dividends and Distributions.
          ---------------------------

               1. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Company (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after May 16, 2001 (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          2. The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution
                         --------
shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          3. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     (c)  Voting Rights. The holders of shares of Series A Junior Participating
          -------------
Preferred Stock shall have the following voting rights:

          1. Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          2. Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

               (A) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "Default Period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

               (B) During any Default Period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)2.(C)
                                                            -----------------
          or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor
                                    --------
          the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any Default Period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

               (C) Unless the holders of Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)2.(C) shall be given to each holder of record of
          -----------------
          Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)2.(C), no such special meeting shall
                             -----------------
          be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

               (D) In any Default Period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph
                                                                       ---------
          (c)2.(C) above) be filled by vote of a majority of the remaining
          -------
          directors theretofore elected by the holders of the class of stock that elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders
                             -------------
          of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (E) Immediately upon the expiration of a Default Period, (I) the right of the holders of Preferred Stock as a class to elect directors shall cease, (II) the term of any directors elected by the holders of Preferred Stock as a class shall terminate and (III) the number of directors shall be such number as may be provided for in the Articles of Incorporation, as amended or Amended and Restated Bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)2.(A) (such number being subject, however, to change
          -----------------
          thereafter in any manner provided by law or in the Articles of Incorporation, as amended or Amended and Restated Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (II) and (III) in the preceding sentence may be filled by a majority of the remaining directors.

          2. Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (d)  Certain Restrictions.
          --------------------

          1. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Paragraph (b) above are in arrears, thereafter and until all accrued and unpaid
------------
dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

               (A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (B) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any
                                         --------
          time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

               (D) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          2. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Paragraph (d)1., purchase or otherwise
                                        ---------------
acquire such shares at such time and in such manner.

     (e)  Reacquired Shares. Any shares of Series A Junior Participating
          -----------------
Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (f)  Liquidation, Dissolution or Winding Up.
          --------------------------------------

          1. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1000 (as appropriately adjusted as set forth in subparagraph 3. below to reflect such events as stock splits, stock dividends
---------------
and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          2. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          3. In the event the Company shall at any time after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (g)  Consolidation, Merger, etc. In case the Company shall enter into any
          ---------------------------
consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the Outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (h)  No Redemption. The shares of Series A Junior Participating Preferred
          -------------
Stock shall not be redeemable.

     (i)  Ranking. The Series A Junior Participating Preferred Stock shall rank
          -------
junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     (j)  Amendment. At any time when any shares of Series A Junior
          ---------
Participating Preferred Stock are outstanding, the Articles of Incorporation of the Company, as amended, and as amended hereby, shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the then outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     (k)  Fractional Shares. Series A Junior Participating Preferred Stock may
          -----------------
be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                      IV.

The foregoing amendment was duly adopted by the Company's Board of Directors on May 16, 2001. No shareholder action was required.

                              INSMED INCORPORATED



Dated: May 16, 2001           By:  _____________________________________
                                   Geoffrey Allan, Ph.D.
                                   Chairman of the Board, President and Chief
                                   Executive Officer

                                                                       Exhibit B
                                                                       ---------

                          [Form of Right Certificate]
                          ---------------------------


Certificate No. R-                                             __________ Rights



                NOT EXERCISABLE AFTER MAY 16, 2011, UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE COMPANY, AT ITS OPTION, MAY REDEEM THE RIGHTS EVIDENCED BY THIS CERTIFICATE AT A REDEMPTION PRICE OF $.01 PER RIGHT OR EXCHANGE THE RIGHTS FOR SHARES OF COMMON STOCK ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7((e)) OF SUCH AGREEMENT.]/1/


__________________
     /1/ The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               RIGHT CERTIFICATE
                               -----------------

                              INSMED INCORPORATED
                              -------------------

          This certifies that ________________________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 16, 2001 (the "Rights Agreement"), between Insmed Incorporated, a Virginia corporation (the "Company"), and First Union National Bank, a national banking association (the "Rights Agent"), to purchase from the Company, at any time prior to 5:00 P.M. (Richmond, Virginia time) on May 16, 2011 (unless such time is extended prior thereto by the Board of Directors) at the principal stock transfer office of the Rights Agent, or its successor as Rights Agent, one one-thousandth (1/1000/th/) of a fully paid and nonassessable share of the Series A Junior Participating Preferred Stock of the Company ("Preferred Stock"), at a purchase price of $35 per one one-thousandth (1/1000/th/) of a share (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-thousandth (1/1000/th/) of a share set forth above, are the number and Purchase Price as of May 16, 2001, based on the shares of Preferred Stock of the Company as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. All capitalized terms not defined herein shall have the meaning set forth in the Rights Agreement

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date), and
(ii) the Final Expiration Date (as such terms are defined in the Rights Agreement). In addition, under certain circumstances, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or for one one-thousandth (1/1000/th/) of a share of Preferred Stock or of a share of a class of series of preferred stock of the Company having equivalent rights, preferences and privileges, per Right (subject to adjustment). Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

          No fractional shares of Preferred Stock (other than fractions that are integral multiples of the fraction of a share for which a Right is then exercisable) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment shall be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company.

          Dated as of __________ __, 2001.

Attest:                                      INSMED INCORPORATED


By:____________________________              By: _______________________________
     W. McIlwaine Thompson, Jr                    Geoffrey Allan; Ph.D.
     Secretary                                    Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer



Countersigned:

FIRST UNION NATIONAL BANK


By:  ____________________________
     Name:
     Title:

                  [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto ____________________________________________

                 (Please print name and address of transferee)


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer the within Right Certificate on the books of the within-named Rights Agent, with full power of substitution.

Dated:  ___________, ____           ___________________________________
                                    Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [____] is [____] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [____] did [____] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________, ____            _________________________________
                                    Signature

Signature Guaranteed:



                                    NOTICE
                                    ------

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                 (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)


To: INSMED INCORPORATED

          The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities)be issued in the name of and delivered to:

Please insert social security
or other identifying number

____________________________________________________________________________
                        (Please print name and address)

____________________________________________________________________________

          If such number of rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

____________________________________________________________________________
                        (Please print name and address)

____________________________________________________________________________


Dated:  _________, ____             ____________________________
                                    Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [____] are [____] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [____] did [____] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________________          ________________________________
                                    Signature

Signature Guaranteed:


                                    NOTICE
                                    ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C
                                                                       ---------

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
                 ---------------------------------------------

     On May 16, 2001 (the "Rights Authorization Date"), the Board of Directors of Insmed Incorporated, a corporation organized under the laws of the Commonwealth of Virginia (the "Company"), approved a Rights Agreement, dated as of and to be effective as of May 16, 2001 (the "Rights Agreement"), between the Company and First Union National Bank, as Rights Agent, having the principal terms summarized below. In accordance with the Rights Agreement, the Board also declared a dividend distribution of one right ("Right") for each outstanding share of common stock of the Company (the "Common Stock") to shareholders of record at the close of business on June 1, 2001 (the "Record Date").

     Each Right entitles the holder to purchase from the Company one one-thousandth (1/1000/th/) of a share of a series of the Company's preferred stock designated as Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $35 per one one-thousandth (1/1000/th/) of a share, subject to adjustment (the "Purchase Price"). Each one one-thousandth of a share of Preferred Stock is structured to be the equivalent of one share of Common Stock of the Company ("Common Stock"). Shareholders will receive one Right per share of Common Stock held of record at the close of business on the Record Date.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution of the Rights Certificates will occur ("Distribution Date") upon the earlier of (i) the Close of Business on the tenth Business Day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or through inadvertance by certain institutional shareholders or (ii) the Close of Business on the tenth Business Day (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date,
(i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Richmond, Virginia time) on May 16, 2011 (the "Expiration Date"), unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors of the Company or as provided in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the purchase price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $35 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $70 worth of Common Stock (or other consideration, as noted above) for $35. Assuming that the Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase seven shares of Common Stock for an aggregate of $35.

     In the event that, on or at any time after a Stock Acquisition Date, the Company (i) engages in a merger, statutory share exchange, or other business combination transaction (in which the Company is not the surviving corporation, (ii) the Company engages in a merger, statutory share exchange, or other business combination transaction in which the Company is the surviving corporation and any shares of the Company's Common Stock are changed into or exchanged for other securities or assets or (iii) 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred, each holder of a Right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the purchase price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     Upon the occurrence of a Triggering Event that entitles Rights holders to purchase securities or assets of the Company, Rights that are or were owned by the Acquiring Person, or any affiliate or associate of such Acquiring Person, on or after such Acquiring Person's Stock Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees). Upon the occurrence of a Triggering Event that entitles Rights holders to purchase common stock of a third party, or upon the authorization of an Exchange (as defined below), Rights that are or were owned by any Acquiring Person or any affiliate or associate of any Acquiring Person on or after such Acquiring Person's Stock Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees).

     The Purchase Price payable, and the number of shares of Preferred Stock, Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

     At any time (including a time after any person becomes an Acquiring Person), the Company may exchange all or part of the Rights (except as set forth below) for shares of Common Stock (an "Exchange") at an exchange ratio of one share per Right, as appropriately adjusted to reflect any stock split or similar transaction.

     At any time prior to the earlier of (i) ten days following the Stock Acquisition Date, and (ii) the Expiration Date, or said later date as the Board may set, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights, as set forth above.

     Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make certain other changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated May __, 2001 and a Current Report on Form 8-K dated May __, 2001. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.